                                                                     Exhibit 1.1

                         Amendment to Letter Agreement

                                April 13, 1998


     WHEREAS, The Right Start, Inc. (the "Company"), ARBCO Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited, Offense Group Associates, L.P. and Opportunity Associates, L.P., (collectively, the "Purchasers"), and Strategic Associates, L.P., Cahill Warnock Strategic Partners Fund, L.P., ARBCO Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Offshore Limited, Offense Group Associates, L.P. Opportunity Associates, L.P., Fred Kayne, an individual, Arthur
E. Hall & Company Money Purchase Plan, Michael Targoff, an individual, and The Travelers Indemnity Company (collectively, the "Existing Securityholders" and together with the Company and the Purchasers, collectively, the "Letter Agreement Parties") have entered into a Letter Agreement dated as of April 6, 1998 (the "Letter Agreement"; capitalized words used herein and not otherwise defined have the meaning ascribed to them in the Letter Agreement); and

     WHEREAS, Fred Kayne desires to buy and the Company desires to sell, for a purchase price of $350,000, additional New Notes in the principal amount of $350,000 and additional New Warrants to purchase 350,000 shares of the Company's common stock, on the same terms and conditions as set forth in the Letter Agreement, bringing the aggregate total offering amount of the New Securities to $3,850,000;

     NOW THEREFOR IN CONSIDERATION OF THE FOREGOING, the Letter Agreement Parties hereby amend the Letter Agreement as follows:

     1. The term "Purchasers" shall include Fred Kayne, an individual, as a Purchaser of the New Securities on the same terms and conditions set forth in the Letter Agreement.

     2.   The aggregate purchase price of the New Notes shall be $3,850,000.

     3.   The aggregate principal amount of the New Notes shall be $3,850,000.

     4.   The aggregate principal amount of the New Warrants shall be 3,850,000.

     5. The Schedule of Purchasers set forth on Schedule I to the Letter Agreement shall be amended to include Fred Kayne as an additional Purchaser of $350,000 of New Notes and to change the total amount of New Notes purchased to $3,850,000.

     Except to the extent set forth above, the Letter Agreement shall continue in full force and effect, and the Existing Securityholders that opted to purchase New Securities pursuant to Section 1(c) of the Letter Agreement shall continue to be obligated to so purchase such New Securities. This Amendment to the Letter Agreement shall be subject to the same terms and provisions as set forth in the Letter Agreement and may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.



                                       THE RIGHT START, INC.



                                       By:  /s/ Gina M. Shauer
                                            ------------------------------------
                                            Gina Shauer
                                            Chief Financial Officer and Vice
                                            President of Finance and
                                            Administration

AGREED TO AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE



ARBCO Associates, L.P.


By:  /s/ David Shladovsky
     -----------------------------
     Name:  David Shladovsky
            ----------------------
     Title:
            ----------------------


Kayne Anderson Non-Traditional
Investments, L.P.


By:  /s/ David Shladovsky
     -----------------------------
     Name:  David Shladovsky
            ----------------------
     Title:
            ----------------------


Kayne Anderson Offshore Limited


By:  /s/ W. T. Miller
     -----------------------------
     Name:  W. T. Miller
            ----------------------
     Title:
            ----------------------


Offense Group Associates, L.P.


By:  /s/ David Shladovsky
     -----------------------------
     Name:  David Shladovsky
            ----------------------
     Title:
            ----------------------

Opportunity Associates, L.P.


By:  /s/ David Shladovsky
     -----------------------------
     Name:  David Shladovsky
            ----------------------
     Title:
            ----------------------


Strategic Associates, L.P.


By:  /s/ David Warnock
     -----------------------------
     Name:  David Warnock
            ----------------------
     Title:  General Partner
             ---------------------



Cahill Warnock Strategic Partners
Fund, L.P.


By:  /s/ David Warnock
     -----------------------------
     Name:  David Warnock
            ----------------------
     Title:  General Partner
             ---------------------



Fred Kayne


By:  /s/ Fred Kayne
     -----------------------------
     Name:
            ----------------------
     Title:
            ----------------------


Arthur E. Hall & Company Money
Purchase Plan


By:  /s/ Arthur E. Hall
     -----------------------------
     Name:  Arthur E. Hall
            ----------------------
     Title:  Trustee
             ---------------------

Michael Targoff


By:  /s/ Michael Targoff
     -----------------------------
     Name:
            ----------------------
     Title:
            ----------------------


The Travelers Indemnity Company


By:  /s/ Harvey P. Eisen
     -----------------------------
     Name:  Harvey P. Eisen
            ----------------------
     Title:  Senior Vice President
             ---------------------